Exhibit 99.1

October 27, 2021

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street, P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

STRONG THIRD QUARTER 2021 RESULTS

•	Record net income of $16.0 million for the quarter

•	Earnings per diluted share of $0.56 ($0.58 excluding merger costs) up 47% per share from the third quarter of 2020

•	155 consecutive quarters of profitability

•	Average deposit costs were 19 basis points for third quarter of 2021 down 7 basis points from second quarter 2021

•	3.2% growth in deposits in the current quarter compared to the second quarter 2021

•	Strong net interest margin of 3.47%, or 3.37% excluding the impact of PPP loans and acquisition marks

•	Efficiency ratio of 46.0% for the third quarter of 2021

•	Allowance for credit losses ratio of 1.22%, or 1.26% excluding PPP loans for the third quarter of 2021

•	Return on average assets was 1.92% for the third quarter of 2021

•	ROAE and ROATE (non-GAAP) was 16.9% and 19.6%, respectively, for the third quarter of 2021

CANFIELD, Ohio (October 27, 2021) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today announced financial results for the three and nine months ended September 30, 2021.

Net income for the third quarter of 2021 was $16.0 million, or $0.56 per diluted share, which compares to $10.9 million, or $0.38 per diluted share, for the three months ended September 30, 2020. The results for the quarter were positively impacted by a negative provision for credit losses totaling $948,000 pre-tax which was primarily due to a release of reserves for credit losses. Net income excluding acquisition costs (non-GAAP) for the quarter ended September 30, 2021 was $16.5 million or $0.58 per diluted share, compared to $10.9 million or $0.39 per diluted share for the same quarter in 2020.

Net income for the nine months ended September 30, 2021, totaled $46.1 million, or $1.63 per diluted share, compared to $30.5 million, or $1.07 per diluted share for the nine months ended September 30, 2020. Net income excluding acquisition costs (non-GAAP) for the nine months ended September 30, 2021 was $46.6 million, or $1.65 per share, compared to $31.7 million, or $1.11 per share for the same period in 2020.

On June 22, 2021, Farmers entered into an agreement and plan of merger with Cortland Bancorp Inc. (“Cortland”), the parent company of Cortland Savings and Banking Company (“Cortland Bank”). The transaction has received the approval of Cortland’s shareholders and all customary regulatory approvals. The transaction is expected to close on November 1, 2021 and will enable Farmers to continue building local scale throughout Northeast Ohio as Farmers’ market share increases in Trumbull, Mahoning and Cuyahoga Counties. As of September 30, 2021, Cortland had total assets of $799.2 million, which included gross loans of $500.0 million, deposits of $693.0 million and equity of $83.0 million.

Kevin J. Helmick, President and CEO, stated, “We are pleased with our ability to post record earnings and find ways to win even as the impact from PPP loans begins to wane. Our strong net interest margin and fee businesses, outstanding credit quality and tight expense control have contributed to this record performance. With the closing of the Cortland Bank acquisition in November, we are poised to realize additional economies of scale which should allow us to continue our momentum into 2022.”

Balance Sheet

Total assets at September 30, 2021, were $3.32 billion compared to $3.07 billion at December 31, 2020. Total loans were $1.89 billion at September 30, 2021, compared to $1.96 billion at June 30, 2021 and $2.08 billion at December 31, 2020. Through the nine months ended September 30, 2021, total loans have declined $183.8 million due to a $71.8 million decrease in PPP loans, a decline of $36.9 million in 1-4 family residential loans due to the continued level of refinance activity in 2021 and declines in commercial and commercial real estate due to a high degree of liquidity in the system that has resulted in a greater level of payoffs. Securities have grown to $1.18 billion at September 30, 2021, compared to $996.3 million at June 30, 2021 and $575.6 million at December 31, 2020.

Total deposits grew to $2.87 billion at September 30, 2021, which represents growth of $87.6 million from June 30, 2021 and $255.5 million in growth, or 9.8%, compared to December 31, 2020. Growth has come from increases in both noninterest-bearing and interest-bearing deposits as customers continue to carry higher balances in their accounts.

Total stockholders’ equity was $377.5 million at September 30, 2021, compared to $366.9 million at June 30, 2021 and $350.1 million at December 31, 2020. The Company has not been able to repurchase any of its common shares in the third quarter due to the announcement of the Cortland transaction but still has 548,913 common shares remaining to be repurchased under the Company’s existing authorization.

Credit Quality

Due to a decline in loan balances, a decrease in a specific reserve on one loan, and a continued decline in historical loss ratios, the Company recorded a negative provision for credit losses of $948,000 for the quarter ended September 30, 2021, compared to the $2.6 million of loan loss provision recorded in the third quarter of 2020. Net charge-offs for the current quarter were $286,000, compared to $219,000 in the same quarter in 2020. Total net charge-offs as a percentage of average net loans outstanding was 0.06% for the quarter ended September 30, 2021, compared to 0.04% for the same quarter in 2020. As an overall percentage of loans, the allowance for credit losses decreased to 1.22% for the current quarter compared to 1.27% for the quarter ended June 30, 2021. Excluding the PPP loans, this allowance for credit losses to gross loans ratio increased to 1.26% (non-GAAP) as of September 30, 2021, and the ratio of the allowance for credit losses to gross loans, excluding PPP loans and acquired loans is 1.42% (non-GAAP).

Non-performing loans to loans ticked up to 0.78% at June 30, 2021, compared to 0.71% at June 30, 2021. This increase was primarily driven by the nonperformance of one credit. Early stage delinquencies, defined as 30-89 days past due, were $6.9 million, or 0.37% of total loans, at September 30, 2021, compared to $7.6 million, or 0.39% of total loans, for the prior quarter.

Net interest income

Net interest income was $26.5 million for the third quarter of 2021 compared to $24.2 million for the third quarter of 2020. The increase was due to growth in average interest earning assets and the impact of PPP fees offset by a decline in the net interest margin of 8 basis points. The net interest margin was 3.47% for the current quarter which is down from the 3.52% net interest margin reported in the second quarter of 2021 and lower than the 3.55% net interest margin reported in the third quarter of 2020. Excluding the impact of acquisition marks and PPP interest and fees (non-GAAP), the net interest margin for the third quarter of 2021 was 3.37% compared to 3.35% for the second quarter of 2021 and 3.60% for the third quarter of 2020.

Noninterest income

Noninterest income was down slightly to $9.0 million for the quarter ended September 30, 2021 compared to $9.2 million in the same quarter in 2020. Net gains on the sale of loans was down $1.7 million for the third quarter of 2021 compared to the third quarter of 2020 due to lower origination volumes. This decline was offset by an increase in trust fees of $362,000, or 18.4%, investment commissions of $285,000, or 80.7%, security gains of $389,000 and bank owned life insurance income of $144,000.

Noninterest expense

Total noninterest expense for the third quarter of 2021 decreased to $17.1 million compared to $17.5 million in the same quarter in 2020. Excluding merger related costs and a $326,000 prepayment penalty for the payoff of a $25 million FHLB advance, noninterest expense declined $1.1 million from the third quarter of 2020 to the third quarter of 2021. The $342,000 decline in noninterest expense from the third quarter of 2020 to the third quarter of 2021 was primarily due to a $923,000 decline in salaries and employee benefits offset by an increase of $180,000 in occupancy and equipment, $256,000 in professional fees and $414,000 in merger related expenses. The drop in salary and employee benefits was due to lower health insurance costs compared to the same quarter in 2020 along with lower incentive compensation expense and a greater amount of contra salary expense related deferred loan costs.

Covid Support Efforts

Farmers offered special financial assistance to support customers who were experiencing financial hardships related to the COVID-19 pandemic. The Company offered three month deferrals upon request by the borrowers, beginning in the middle of March, 2020 and concluding at the end of the three month deferral period. For those borrowers in industries that were greatly impacted by COVID-19, additional deferrals were considered and granted beyond the initial three month period. The range of deferred months for subsequent requests was three to nine months. The decline in deferred loans and balances was due to borrowers not requesting additional deferments and beginning to restart payments under the original terms of their loan. At September 30, 2021, Farmers had one customer with a loan balance of $5.0 million still on deferral. This customer is expected to come off of deferral in the 4th quarter of 2021.

Farmers is also a preferred SBA lender and we dedicated significant additional staff and other resources to help our customers complete and submit their applications and supporting documentation for loans offered under the Paycheck Protection Program (PPP) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act, so they could obtain SBA approval and receive funding as quickly as possible. During the initial 2020 period of the PPP program, the Company facilitated PPP assistance to 1,714 business customers totaling $199.8 million. The Company, on behalf of its customers, began processing borrower applications for PPP forgiveness at the beginning of September 2020. The SBA has up to ninety days to review an application for PPP forgiveness and provide a decision at the end of that review. Once forgiveness of the PPP loans has been communicated and payment is received from the SBA, the Company will record the cash received from the SBA, pay-off the loans based on the amount of forgiveness provided and accelerate the amount of net deferred loan fees/costs recognized for the portion of the PPP loans that are forgiven. During the period ended September 30, 2021, the Company has received life to date payments from the SBA for forgiveness of loans totaling $198.4 million, or approximately 99.2% of the PPP loans originated in 2020. The Company has processed $84.0 million in new loans for PPP loan funding during 2021. The Company has also received payments from the SBA for forgiveness of loans totaling $29.2 million, or approximately 34.7% of PPP loans originated in 2021.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $3.3 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 41 banking locations in Mahoning, Trumbull, Columbiana, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, and Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets. Total wealth management assets under care at September 30, 2021 are $3.0 billion. Farmers National Insurance, LLC and Bowers Insurance Agency, Inc., wholly-owned subsidiaries of The Farmers National Bank of Canfield, offer a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities and allowance for credit losses to gross loans, excluding PPP loans and acquired loans, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements include impacts from the COVID-19 pandemic, including further resurgence in the spread of COVID-19, on local, national and global economic conditions; higher default rates on loans made to our customers related to COVID-19 and its impact on our customers’ operations and financial condition; unexpected changes in interest rates or disruptions in the mortgage markets related to COVID-19 or other responses to the health crisis; impacts of the upcoming U.S. elections on the regulatory landscape, capital markets, and response to and management of the COVID-19 pandemic including further economic stimulus from the federal government; Farmers’ failure to integrate Cortland and Cortland Bank with Farmers in accordance with expectations; deviations from performance expectations related to Cortland and Cortland Bank; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Nine Months Ended
	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020	Sept. 30, 2021	Sept. 30, 2020	Percent Change
Total interest income	$28,375	$28,609	$27,790	$28,833	$27,635	$84,774	$83,494	1.5%
Total interest expense	1,841	2,119	2,523	3,030	3,470	6,483	13,106	-50.5%

Net interest income	26,534	26,490	25,267	25,803	24,165	78,291	70,388	11.2%
Provision for credit losses	(948)	50	425	3,000	2,600	(473)	6,100	-107.8%
Noninterest income	9,015	9,508	10,183	10,499	9,217	28,706	25,662	11.9%
Acquisition related costs	472	104	12	1,798	58	588	1,425	-58.7%
Other expense	16,656	16,966	17,356	17,796	17,412	50,978	51,961	-1.9%

Income before income taxes	19,369	18,878	17,657	13,708	13,312	55,904	36,564	52.9%
Income taxes	3,358	3,303	3,101	2,351	2,443	9,762	6,045	61.5%

Net income	$16,011	$15,575	$14,556	$11,357	$10,869	$46,142	$30,519	51.2%

Average diluted shares outstanding	28,361	28,353	28,336	28,322	28,291	28,339	28,421
Basic earnings per share	0.57	0.55	0.52	0.40	0.39	1.63	1.08
Diluted earnings per share	0.56	0.55	0.51	0.40	0.38	1.63	1.07
Cash dividends	3,107	3,107	3,107	3,100	3,101	9,321	9,305
Cash dividends per share	0.11	0.11	0.11	0.11	0.11	0.33	0.33
Performance Ratios
Net Interest Margin (Annualized)	3.47%	3.52%	3.54%	3.69%	3.55%	3.50%	3.64%
Efficiency Ratio (Tax equivalent basis)	46.04%	45.70%	47.76%	50.07%	50.37%	46.49%	53.48%
Return on Average Assets (Annualized)	1.92%	1.90%	1.87%	1.49%	1.46%	1.90%	1.45%
Return on Average Equity (Annualized)	16.93%	17.17%	16.81%	13.10%	12.87%	17.05%	12.84%
Dividends to Net Income	19.41%	19.95%	21.35%	27.30%	28.53%	20.20%	30.49%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	1.97%	1.93%	1.87%	1.52%	1.50%	1.92%	1.47%
Return on Average Tangible Equity	19.63%	19.81%	19.30%	15.48%	15.30%	19.67%	15.14%
Return on Average Tangible Equity excluding acquisition costs	20.20%	19.91%	19.31%	17.43%	15.37%	19.88%	15.71%

Consolidated Statements of Financial Condition

	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020
Assets
Cash and cash equivalents	$79,808	$149,357	$326,385	$254,621	$199,575
Securities available for sale	1,183,361	996,271	802,866	575,600	481,509
Other investments	19,041	20,573	21,317	21,528	23,276
Loans held for sale	2,628	1,922	3,993	4,766	7,076
Loans	1,894,216	1,959,865	2,037,404	2,078,044	2,147,158
Less allowance for credit losses (a)	23,136	24,806	24,935	22,144	19,341

Net Loans	1,871,080	1,935,059	2,012,469	2,055,900	2,127,817

Other assets	161,129	156,876	157,494	158,733	149,926

Total Assets	$3,317,047	$3,260,058	$3,324,524	$3,071,148	$2,989,179

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$675,938	$663,640	$675,045	$608,791	$577,334
Interest-bearing	2,190,475	2,115,183	2,158,009	2,002,087	1,960,998

Total deposits	2,866,413	2,778,823	2,833,054	2,610,878	2,538,332
Other interest-bearing liabilities	49,649	78,369	79,683	78,906	81,690
Other liabilities	23,461	35,958	64,432	31,267	29,189

Total liabilities	2,939,523	2,893,150	2,977,169	2,721,051	2,649,211
Stockholders’ Equity	377,524	366,908	347,355	350,097	339,968

Total Liabilities and Stockholders’ Equity	$3,317,047	$3,260,058	$3,324,524	$3,071,148	$2,989,179

Period-end shares outstanding	28,322	28,322	28,308	28,258	28,186
Book value per share	$13.33	$12.95	$12.27	$12.39	$12.06
Tangible book value per share (Non-GAAP)*	11.61	11.23	10.53	10.63	10.23

* Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (b)	14.58%	13.95%	13.49%	13.22%	12.98%
Total Risk Based Capital Ratio (b)	16.25%	15.54%	15.10%	14.72%	14.36%
Tier 1 Risk Based Capital Ratio (b)	15.18%	14.39%	13.93%	13.67%	13.43%
Tier 1 Leverage Ratio (b)	10.17%	9.70%	9.69%	9.77%	9.67%
Equity to Asset Ratio	11.38%	11.25%	10.45%	11.40%	11.37%
Tangible Common Equity Ratio (c)	10.06%	9.90%	9.10%	9.94%	9.82%
Net Loans to Assets	56.41%	59.36%	60.53%	66.94%	71.18%
Loans to Deposits	66.08%	70.53%	71.92%	79.59%	84.59%
Asset Quality
Non-performing loans	$14,744	$13,873	$11,640	$13,835	$11,841
Other Real Estate Owned	0	30	30	0	73
Non-performing assets	14,744	13,903	11,670	13,835	11,914
Loans 30—89 days delinquent	6,944	7,606	7,183	9,297	10,134
Charged-off loans	411	502	284	387	393
Recoveries	125	323	200	190	174
Net Charge-offs	286	179	84	197	219
Annualized Net Charge-offs to Average Net Loans Outstanding	0.06%	0.04%	0.02%	0.04%	0.04%
Allowance for Credit Losses to Total Loans (a)	1.22%	1.27%	1.22%	1.07%	0.90%
Non-performing Loans to Total Loans	0.78%	0.71%	0.57%	0.67%	0.55%
Allowance to Non-performing Loans (a)	156.92%	178.81%	214.22%	160.06%	163.34%
Non-performing Assets to Total Assets	0.44%	0.43%	0.35%	0.45%	0.40%

(a)	CECL method used for the 2021 quarters. Prior periods used the incurred loss methodology.
(b)	Sept. 30, 2021 ratio is estimated
(c)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

Reconciliation of Total Assets to Tangible Assets

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2021	2021	2021	2020	2020	2021	2020
Total Assets	$3,317,047	$3,260,058	$3,324,524	$3,071,148	$2,989,179	$3,317,047	$2,989,179
Less Goodwill and other intangibles	48,670	48,985	49,301	49,617	51,608	48,670	51,608

Tangible Assets	$3,268,377	$3,211,073	$3,275,223	$3,021,531	$2,937,571	$3,268,377	$2,937,571

Average Assets	3,304,708	3,280,316	3,155,695	3,033,005	2,957,702	3,247,466	2,814,339
Less average Goodwill and other intangibles	48,879	49,193	49,509	51,476	51,754	49,192	48,655

Average Tangible Assets	$3,255,829	$3,231,123	$3,106,186	$2,981,529	$2,905,948	$3,198,274	$2,765,684

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2021	2021	2021	2020	2020	2021	2020
Stockholders’ Equity	$377,524	$366,908	$347,355	$350,097	$339,968	$377,524	$339,968
Less Goodwill and other intangibles	48,670	48,985	49,301	49,617	51,608	48,670	51,608

Tangible Common Equity	$328,854	$317,923	$298,054	$300,480	$288,360	$328,854	$288,360

Average Stockholders’ Equity	375,208	363,753	351,190	344,949	335,982	361,933	317,448
Less average Goodwill and other intangibles	48,879	49,193	49,509	51,476	51,754	49,192	48,655

Average Tangible Common Equity	$326,329	$314,560	$301,681	$293,473	$284,228	$312,741	$268,793

Reconciliation of Net Income, Excluding Acquisition Related Costs

	For the Three Months Ended					For the Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
	2021	2021	2021	2020	2020	2021	2020
Net income	$16,011	$15,575	$14,556	$11,357	$10,869	$46,142	$30,519
Acquisition related costs—tax equated	468	83	9	1,431	50	499	1,154

Net income—Adjusted	$16,479	$15,658	$14,565	$12,788	$10,919	$46,641	$31,673

Diluted EPS excluding acquisition costs	$0.58	$0.55	$0.51	$0.45	$0.39	$1.65	$1.11

Reconciliation of Allowance for Credit Losses to Gross Loans, Excluding PPP Loans and Acquired Loans

	For the Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2021	2021	2021	2020	2020
Gross Loans	$1,894,216	$1,959,865	$2,037,404	$2,078,044	$2,147,158
PPP Loans, net	53,580	92,073	136,826	125,396	194,490

Loans less PPP	1,840,636	1,867,792	1,900,578	1,952,648	1,952,668

Allowance for Credit Losses to Gross Loans Excluding PPP (a)	1.26%	1.33%	1.31%	1.13%	0.99%

Acquired Loans	211,954	233,790	251,616	272,150	294,712

Loans less PPP and Acquired	$1,628,682	$1,634,002	$1,648,962	$1,680,498	$1,657,956

Allowance for Credit Losses to Gross Loans Excluding PPP and Acquired (a)	1.42%	1.52%	1.51%	1.32%	1.17%

(a) CECL method used for the 2021 quarters. Prior periods used the incurred loss methodology.

	For the Three Months Ended
End of Period Loan Balances	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020

Commercial real estate	$690,407	$704,809	$702,556	$713,936	$710,730
Commercial	302,356	351,261	406,064	404,492	481,593
Residential real estate	376,901	383,187	400,982	413,841	416,859
HELOC	106,750	107,153	107,501	110,352	109,768
Consumer	189,497	190,064	193,295	203,061	209,883
Agricultural loans	226,896	223,427	227,073	232,129	219,896

Total, excluding net deferred loan costs	$1,892,807	$1,959,901	$2,037,471	$2,077,811	$2,148,729

	For the Three Months Ended
Noninterest Income	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020

Service charges on deposit accounts	$924	$790	$808	$930	$904
Bank owned life insurance income	340	300	284	187	196
Trust fees	2,335	2,358	2,236	1,950	1,973
Insurance agency commissions	799	948	1,001	776	784
Security gains (losses)	459	32	488	179	70
Retirement plan consulting fees	334	389	320	394	341
Investment commissions	638	523	504	450	353
Net gains on sale of loans	1,466	2,191	2,900	3,610	3,119
Other mortgage banking fee income, net	32	(55)	(115)	108	(21)
Debit card and EFT fees	1,128	1,226	1,084	1,061	1,048
Other operating income	560	806	673	854	450

Total Noninterest Income	$9,015	$9,508	$10,183	$10,499	$9,217

	For the Three Months Ended
Noninterest Expense	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Sept. 30, 2020

Salaries and employee benefits	$9,321	$9,866	$9,976	$9,638	$10,244
Occupancy and equipment	1,899	1,890	2,275	2,060	1,719
State and local taxes	552	551	554	515	576
Professional fees	1,009	830	1,056	341	753
Merger related costs	472	104	12	1,798	58
Advertising	391	196	260	478	460
FDIC insurance	140	120	170	100	200
Intangible amortization	316	316	316	332	332
Core processing charges	860	831	627	831	925
Telephone and data	117	139	138	154	182
Other operating expenses	2,051	2,227	1,984	3,347	2,021

Total Noninterest Expense	$17,128	$17,070	$17,368	$19,594	$17,470

Average Balance Sheets and Related Yields and Rates
(Dollar Amounts in Thousands)

	Three Months Ended September 30, 2021			Three Months Ended September 30, 2020
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,917,443	$22,665	4.69%	$2,142,624	$24,331	4.52%
Taxable securities	727,271	3,222	1.76	197,311	1,263	2.55
Tax-exempt securities (2)	360,371	3,065	3.37	254,533	2,459	3.84
Other investments	19,380	113	2.31	22,999	138	2.39
Federal funds sold and other	95,871	32	0.13	159,151	52	0.13

Total earning assets	3,120,336	29,097	3.70	2,776,618	28,243	4.05
Nonearning assets	184,372			181,084

Total assets	$3,304,708			$2,957,702

INTEREST-BEARING LIABILITIES
Time deposits	$361,566	$692	0.76%	$476,205	$1,869	1.56%
Brokered time deposits	0	0	0	57,000	157	1.10
Savings deposits	525,560	152	0.11	476,097	256	0.21
Demand deposits	1,278,099	502	0.16	913,946	871	0.38
Short term borrowings	5,671	0	0.00	4,476	14	1.24
Long term borrowings	51,767	495	3.79	76,554	303	1.57

Total interest-bearing liabilities	$2,222,663	1,841	0.33	$2,004,278	3,470	0.69

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	684,419			592,539
Other liabilities	22,418			24,903
Stockholders’ equity	375,208			335,982

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,304,708			$2,957,702

Net interest income and interest rate spread		$27,256	3.37%		$24,773	3.36%

Net interest margin			3.47%			3.55%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2021, adjustments of $87 thousand and $635 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2020, adjustments of $103 thousand and $505 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	Nine Months Ended			Nine Months Ended
	September 30, 2021			September 30, 2020
	AVERAGE BALANCE	INTEREST (1)	RATE (1)	AVERAGE BALANCE	INTEREST (1)	RATE (1)
EARNING ASSETS
Loans (2)	$1,992,003	$70,234	4.71%	$2,066,178	$73,370	4.78%
Taxable securities	524,774	7,452	1.90	205,168	4,088	2.66
Tax-exempt securities (2)	327,938	8,630	3.52	246,218	7,161	3.88
Other investments	20,372	355	2.33	24,008	415	2.31
Federal funds sold and other	203,197	161	0.11	104,201	231	0.33

Total earning assets	3,068,284	86,832	3.78	2,645,773	85,265	4.35
Nonearning assets	179,182			168,566

Total assets	$3,247,466			$2,814,339

INTEREST-BEARING LIABILITIES
Time deposits	$397,378	$2,955	0.99%	$488,051	$6,492	1.78%
Brokered time deposits	15,692	75	0.64	82,138	959	1.56
Savings deposits	512,716	510	0.13	452,938	844	0.25
Demand deposits	1,196,910	1,861	0.21	809,619	3,357	0.55
Short term borrowings	4,395	7	0.21	26,440	352	1.78
Long term borrowings	67,335	1,075	2.13	84,483	1,102	1.74

Total interest-bearing liabilities	$2,194,426	6,483	0.39	$1,943,669	13,106	0.90
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits	$669,255			$533,400
Other liabilities	21,852			19,822
Stockholders’ equity	361,933			317,448

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,247,466			$2,814,339

Net interest income and interest rate spread		$80,349	3.39%		$72,159	3.45%

Net interest margin			3.50%			3.64%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2021, adjustments of $274 thousand and $1.8 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2020, adjustments of $299 thousand and $1.5 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.